[DESCRIPTION]   CALCULATION OF 1997 EARNINGS PER SHARE


                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                          CALCULATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)


                                                    Thirteen       Thirteen
                                                  Weeks Ending   Weeks Ending
                                                    March 29,       March 30,
                                                      1997           1996
                                                  ------------   ------------


Earnings available for earnings per share:

Net income                                        $      3,005   $      3,154
                                                  ============   ============






Average number of common shares outstanding             12,726         12,779
                                                  ============   ============






Earnings per share                                $       0.24   $       0.25
                                                  ============   ============
